Exhibit 1.01

Conflict Minerals Report

Capri Holdings Limited has included this Conflict Minerals Report as an exhibit to its Form SD in respect of the calendar year ended December 31, 2020 (“calendar 2020”) as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 28, 2021.

Unless the context indicates otherwise, the terms “we,” “its,” “us,” “our” and the “Company” refer to Capri Holdings Limited and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” are cassiterite (tin), columbite-tantalite (tantalum), gold and wolframite (tungsten), without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

The statements in this document that refer to plans and expectations for future periods are forward-looking statements within the meaning of federal securities laws. These forward-looking statements are based on management’s current expectations. Words such as “expects,” “anticipates,” “plans,” “believes,” “estimates,” “may,” “will,” “should,” “intends,” “could,” “would,” “might” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups. You should not place undue reliance on such statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements. These risks and uncertainties may include, but are not limited to, the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers, on a timely basis or at all, whether smelters and refiners and other market participants responsibly source 3TG, and political, regulatory and economic developments, whether in the Democratic Republic of the Congo (“DRC”) region (the “Covered Countries”), the United States or elsewhere. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable laws or regulations.

Applicability of the Conflict Minerals Rule to Our Company

We are a global fashion luxury group consisting of iconic brands that are industry leaders in design, style and craftsmanship. Our brands (Versace, Jimmy Choo and Michael Kors) cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear, wearable technology, watches, jewelry, eyewear, home furnishings and a full line of fragrance products. We believe that we are subject to the Conflict Minerals Rule because some of the products that we contract to manufacture may contain 3TG that are necessary to the functionality or production of such products.

In-scope product information in respect of calendar 2020 is provided under “Product Information” below and includes the Versace, Jimmy Choo and Michael Kors brands. Calendar 2020 is the first year in which Versace products are potentially in-scope for purposes of our Form SD and this Conflict Minerals Report.

Through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below. With the exception of one directly owned facility located in Pistoia, Italy, we contracted to manufacture, but did not directly manufacture, products during calendar 2020. We did not directly source 3TG from mines, smelters or refiners during calendar 2020, and are many levels removed from these market participants. The efforts undertaken to identify the origin of 3TG in our products reflect our circumstances and position in the supply chain, and we work with our direct suppliers so that they may provide us with accurate information about the origin of necessary 3TG minerals in the products that we manufacture or contract to manufacture.

Our Conflict Minerals Policy

We are opposed to human rights abuses such as those that are occurring in connection with the mining of certain minerals from locations in the DRC. We also take our obligations under U.S. Securities and Exchange Commission regulations and the laws in countries in which we operate seriously, including our compliance obligations under the Conflict Minerals Rule. In addition, we are committed to principles of ethical business practice and recognition of the dignity of others, including the responsible sourcing of 3TG, and we expect that our suppliers share this commitment.

In furtherance of the foregoing, we have adopted and communicated to our suppliers and the public a Company policy (the “Conflict Minerals Policy” or “Policy”) for determining the use and origin of 3TG in our supply chain. Our Conflict Minerals Policy is available on our website at www.capriholdings.com under the caption “Responsibility.” The information contained on our website is not incorporated by reference into this Conflict Minerals Report or the Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.	put in place procedures for the traceability of 3TG;

2.

cooperate with our 3TG due diligence process, including by providing us, from time to time, with written certifications and other information concerning the origin of 3TG included in products and/or components supplied to us;

3.	maintain reviewable business records supporting the source of 3TG;

4.

adopt policies and procedures with respect to 3TG consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (collectively, the “OECD Guidance”), including the adoption of a risk mitigation strategy to respond to identified risks in the supply chain, and communicate such policies and procedures to their personnel, direct suppliers and indirect suppliers; and

5.	require their direct and indirect suppliers to adopt policies and procedures that are consistent with our Conflict Minerals Policy.

We do not support the embargoing of 3TG from the Covered Countries, but rather encourage our suppliers to continue to source responsibly from the region.

In addition, our Code of Conduct for Business Partners (the “Supplier Code of Conduct”) indicates that we encourage our suppliers that use 3TG that are necessary to the functionality or production of products that we manufacture or contract to manufacture, to source product in a socially and environmentally responsible manner and in accordance with our Conflict Minerals Policy. The Supplier Code of Conduct is available on our website at www.capriholdings.com under the caption “Responsibility”.

Reasonable Country of Origin Inquiry

As required by the Conflict Minerals Rule, for calendar 2020, we conducted a “reasonable country of origin inquiry” (“RCOI”). We designed our RCOI in good faith to determine the origin of 3TG that are necessary to the functionality or production of products that we contract to manufacture. The results of our RCOI are discussed in Annex A to this Conflict Minerals Report. To the extent applicable, for our RCOI, we utilized the same processes and procedures as for our due diligence, particularly Steps 1 and 2 of the OECD Guidance design framework, which are described below in this Conflict Minerals Report.

We determined which of our products were in-scope or potentially in-scope for purposes of the Conflict Minerals Rule through product specifications, visual inspection, supplier inquiries and other information known to us. We also considered the degree of influence that we exercised over the materials, parts and components of the products. Our outreach included 486 suppliers that produce in-scope or potentially in-scope products (the “Suppliers”).

Pursuant to the Conflict Minerals Rule, based on the results of our RCOI, we exercised due diligence for calendar 2020. These due diligence efforts are discussed below.

Due Diligence Program Design and Execution

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance.

Selected Elements of Compliance Program

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our compliance program are discussed below. However, these are not all of the discrete elements of the program that we have put in place to provide for the responsible sourcing of 3TG contained in our products. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.	OECD Guidance Step One: “Establish strong company management systems”

a.

We have a Conflict Minerals Policy and Supplier Code of Conduct, as described earlier in this Conflict Minerals Report. The Conflict Minerals Policy is communicated internally by email and Intranet. The Conflict Minerals Policy is also communicated to suppliers utilizing our web-based compliance management software and is posted on our website.

b.

We have a team under the General Counsel and Chief Sustainability Officer charged with managing our 3TG compliance program. The following functional areas are represented on the working group: Global Social Compliance; Production/Licensing; Internal Audit; and Legal. Appropriate members of these functional areas are educated on the Conflict Minerals Rule, the OECD Guidance, our Policy and our compliance program, including the procedures for reviewing and validating supplier responses to our inquiries.

c.	We have a Standard Operating Procedure that contains standard processes, timelines and communications for our compliance with the Conflict Minerals Rule.

d.	We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to identify smelters and refiners in our supply chain.

e.	Supplier requests for a completed CMRT are accompanied by the Conflict Minerals Policy or include a link to the Policy.

f.

We consider on an ongoing basis whether any suppliers may benefit from receiving training or orientation materials concerning the Conflict Minerals Rule, the OECD Guidance, the Conflict Minerals Policy and/or our survey process. If so, we arrange for the relevant supplier(s) to receive those materials and/or recommend training or informational resources to those supplier(s).

g.

We maintain records relating to 3TG due diligence, including records of our due diligence processes, findings and resulting decisions, in an electronic database. Our policy is to maintain these records for at least five years.

h.

We have an anonymous email mailbox for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The email address is conflictmineralscompliance@capriholdings.com. We also have a confidential hotline through which parties may report violations. The country-specific hotline telephone numbers are set forth in the Annex to our Code of Business Conduct and Ethics available on our website at www.capriholdings.com under the caption “Responsibility”. The foregoing serve as our grievance reporting mechanisms.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.

We requested through our web-based compliance management software that the Suppliers provide us with information, through the completion of a CMRT, concerning the usage and source of 3TG in their products as well as their related compliance efforts. We sent requests to 486 Suppliers to provide us with a completed CMRT. We followed up by email or phone with all Suppliers that did not respond to the request within the specified time frame. We requested that the Suppliers furnish us with a completed template at the product level. We received responses from approximately 99% of the Suppliers.

b.

We reviewed the responses received from the Suppliers for completeness, accuracy, reasonableness, credibility and “red flags” using written guidelines that we have developed. We followed up by email or phone with the Suppliers that submitted a response that was rejected under our written guidelines, requesting the Supplier submit an updated or corrected CMRT.

c.

Smelter and refiner information provided by the Suppliers was reviewed against the Smelter Look-up tab list of the CMRT. To the extent that a smelter or refiner identified by a Supplier was not on that list, we took additional steps to attempt to determine whether the listed entity is a smelter or refiner.

d.

Smelter and refiner information provided by the Suppliers also was reviewed against the lists of Conformant and Active (both as later defined) smelters and refiners published by the RMI. To the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, we requested further information from the Supplier or consulted publicly available information to determine whether the smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in a Covered Country.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.	Our 3TG compliance team reported the findings of its supply chain risk assessment to our General Counsel and Chief Sustainability Officer.

b.

If our due diligence does not result in a reasonable belief that the applicable 3TG originated outside of the Covered Countries or came from recycled or scrap sources, we assess the risk that the 3TG may benefit armed groups in the Covered Countries.

c.

Under our written procedures, risk mitigation measures include escalation of the supplier inquiry process, working with the supplier to establish a corrective action plan and possible termination of the supplier relationship.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

To that extent that smelters or refiners of 3TG in our supply chain are identified to us, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is Conformant.

5.	OECD Guidance Step Five: “Report on supply chain due diligence”

We file a Form SD and a Conflict Minerals Report with the U.S. Securities and Exchange Commission and make these documents available on our website.

Product Information; Identified Smelters and Refiners

For calendar 2020, the following categories of products that may include tin, tantalum, tungsten and/or gold were potentially in-scope:

•	women’s and men’s accessories, including handbags and small leather goods

•	footwear

•	ready-to-wear, including womenswear, menswear, swimwear and outerwear

•	wearable technology

•	watches

•	jewelry

•	eyewear

•	home furnishings

For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (the “Annual Report”). The information contained in our Annual Report is not incorporated by reference into our Form SD or this Conflict Minerals Report and should not be considered part of this report or the Form SD.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed CMRT at the product level and through the other measures described in this Conflict Minerals Report.

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the facilities listed on Annex A as potentially having processed the necessary 3TG contained in our potentially in-scope products for calendar 2020. Due to our position in the supply chain, we rely on the Suppliers for accurate smelter and refiner information. Our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our potentially in-scope products for calendar 2020. Many of the Suppliers provided company level CMRT declarations rather than product level declarations. Therefore, we do not know if the smelters and refiners identified in these declarations relate specifically to products those Suppliers made for us.

Of the 344 smelters and refiners identified to us by our Suppliers, a substantial portion were identified by a single Supplier that manufactures watches and jewelry for us (including connected devices). We have not been able to confirm that all of the smelters and refiners identified by this Supplier actually processed the 3TG in our products, and given the large number of identified smelters and refiners, we believe that the smelter and refiner list provided by that Supplier is likely over-inclusive.

Please see the notes accompanying Annex A for additional information relevant to the table below. The number of Conformant smelters and refiners reflected in the table exceeds the number of unique Conformant smelters and refiners reported because some smelters and refiners processed more than one 3TG mineral.

	Conformant	Active	On Smelter Look-up Tab List Only
Tantalum	30	0	6
Tin	54	8	30
Tungsten	41	2	8
Gold	102	2	61

Additional Risk Mitigation Efforts

We intend to take the following additional steps in respect of the calendar year ending December 31, 2021 (“calendar 2021”) to mitigate the risk that our necessary in-scope 3TG benefit armed groups, to the extent applicable:

1.	Encourage Suppliers that provided company level information for calendar 2020 to provide product level information for calendar 2021 through ongoing outreach with these Suppliers.

2.	Engage with Suppliers that provided incomplete responses or that did not provide responses for calendar 2020 to provide requested information for calendar 2021.

3.	Provide additional materials, informational resources and/or training to selected suppliers.

4.

Communicate to new potentially in-scope suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy. In addition, as new in-scope suppliers are added, work with these suppliers to ensure that they understand the requirements of our Conflict Minerals Policy, the Conflict Minerals Rule and the OECD Guidance.

All of the foregoing steps are in addition to the steps that we took in respect of our calendar 2020 inquiry, which we intend to continue to take in respect of our calendar 2021 inquiry to the extent applicable.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.

In connection with our RCOI or due diligence, as applicable, our Suppliers identified to us the smelters and refiners listed below as potentially having processed the necessary 3TG contained in our potentially in-scope products in calendar 2020. As noted earlier in this Conflict Minerals Report, a substantial portion of the 344 smelters and refiners listed below were identified only by a single Supplier that manufactures watches and jewelry for us (including connected devices).

Mineral	Smelter or Refiner Name	SOR Location	Status

Gold	Advanced Chemical Company	United States	Conformant

Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant

Gold	Argor-Heraeus S.A.	Switzerland	Conformant

Gold	Asahi Pretec Corp.	Japan	Conformant

Gold	Asaka Riken Co., Ltd.	Japan	Conformant

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Smelter Look-Up List Tab Only

Gold	Aurubis AG	Germany	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant

Gold	Boliden AB	Sweden	Conformant

Gold	C. Hafner GmbH + Co. KG	Germany	Conformant

Gold	Caridad	Mexico	Smelter Look-Up List Tab Only

Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant

Gold	Cendres + Metaux S.A.	Switzerland	Conformant

Gold	Yunnan Copper Industry Co., Ltd.	China	Smelter Look-Up List Tab Only

Mineral	Smelter or Refiner Name	SOR Location	Status

Gold	Chugai Mining	Japan	Conformant

Gold	Daejin Indus Co., Ltd.	Korea, Republic of	Smelter Look-Up List Tab Only

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Smelter Look-Up List Tab Only

Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant

Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant

Gold	Dowa	Japan	Conformant

Gold	Eco-System Recycling Co., North Plant	Japan	Conformant

Gold	Eco-System Recycling Co., West Plant	Japan	Conformant

Gold	OJSC Novosibirsk Refinery	Russian Federation	Smelter Look-Up List Tab Only

Gold	Refinery of Seemine Gold Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	HeeSung Metal Ltd.	Korea, Republic of	Smelter Look-Up List Tab Only

Gold	Heimerle + Meule GmbH	Germany	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant

Gold	Heraeus Ltd. Hong Kong	China	Smelter Look-Up List Tab Only

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Active

Gold	Hunan Chenzhou Mining Co., Ltd.	China	Conformant

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	Smelter Look-Up List Tab Only

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant

Gold	Istanbul Gold Refinery	Turkey	Conformant

Gold	Japan Mint	Japan	Conformant

Mineral	Smelter or Refiner Name	SOR Location	Status

Gold	Jiangxi Copper Co., Ltd.	Japan	Conformant

Gold	Asahi Refining USA Inc.	United States	Conformant

Gold	Asahi Refining Canada Ltd.	Canada	Conformant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Smelter Look-Up List Tab Only

Gold	JSC Uralelectromed	Russian Federation	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant

Gold	Kazakhmys Smelting LLC	Kazakhstan	Smelter Look-Up List Tab Only

Gold	Kazzinc	Kazakhstan	Conformant

Gold	Kennecott Utah Copper LLC	United States	Conformant

Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant

Gold	L’azurde Company For Jewelry	Saudi Arabia	Smelter Look-Up List Tab Only

Gold	Lingbao Gold Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	Materion	United States	Conformant

Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant

Gold	Metalor Technologies S.A.	Switzerland	Conformant

Gold	Metalor Switzerland	Switzerland	Smelter Look-Up List Tab Only

Gold	Metalor USA Refining Corporation	United States	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant

Gold	Mitsubishi Materials Corporation	Japan	Conformant

Mineral	Smelter or Refiner Name	SOR Location	Status

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant

Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant

Gold	Nihon Material Co., Ltd.	Japan	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Conformant

Gold	PAMP S.A.	Switzerland	Conformant

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant

Gold	PX Precinox S.A.	Switzerland	Conformant

Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant

Gold	Royal Canadian Mint	Canada	Conformant

Gold	Sabin Metal Corp.	United States	Smelter Look-Up List Tab Only

Gold	Samduck Precious Metals	Korea, Republic of	Conformant

Gold	Samwon Metals Corp.	Korea, Republic of	Smelter Look-Up List Tab Only

Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant

Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Smelter Look-Up List Tab Only

Mineral	Smelter or Refiner Name	SOR Location	Status

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	China’s Shandong Gold Mining Co., Ltd	Uzbekistan	Smelter Look-Up List Tab Only

Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Smelter Look-Up List Tab Only

Gold	Torecom	Korea, Republic of	Conformant

Gold	Umicore Brasil Ltda.	Brazil	Smelter Look-Up List Tab Only

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant

Gold	United Precious Metal Refining, Inc.	United States	Conformant

Gold	Valcambi S.A.	Switzerland	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	Australia States	Conformant

Gold	Yamakin Co., Ltd.	Japan	Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant

Gold	Morris and Watson	New Zealand	Smelter Look-Up List Tab Only

Gold	SAFINA A.S.	Czech Republic	Conformant

Gold	Guangdong Jinding Gold Limited	China	Smelter Look-Up List Tab Only

Gold	Umicore Precious Metals Thailand	Thailand	Conformant

Gold	Geib Refining Corporation	United States	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Smelter Look-Up List Tab Only

Gold	Singway Technology Co., Ltd.	Taiwan	Conformant

Gold	Shandong Humon Smelting Co., Ltd.	China	Smelter Look-Up List Tab Only

Mineral	Smelter or Refiner Name	SOR Location	Status

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant

Gold	Emirates Gold DMCC	United Arab Emirates	Conformant

Gold	International Precious Metal Refiners	United Arab Emirates	Active

Gold	Kaloti Precious Metals	United Arab Emirates	Smelter Look-Up List Tab Only

Gold	Sudan Gold Refinery	Spain	Smelter Look-Up List Tab Only

Gold	T.C.A S.p.A	Italy	Conformant

Gold	REMONDIS PMR B.V.	Netherlands	Conformant

Gold	Fujairah Gold FZC	United Arab Emirates	Smelter Look-Up List Tab Only

Gold	Tony Goetz NV	Belgium	Smelter Look-Up List Tab Only

Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant

Gold	Marsam Metals	Brazil	Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant

Gold	Abington Reldan Metals, LLC	United States	Smelter Look-Up List Tab Only

Gold	SAAMP	France	Conformant

Gold	L’Orfebre S.A.	Andorra	Conformant

Gold	8853 S.p.A.	Italy	Conformant

Gold	Italpreziosi	Italy	Conformant

Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant

Gold	WIELAND Edelmetalle GmbH	Germany	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant

Gold	AU Traders and Refiners	South Africa	Conformant

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Smelter Look-Up List Tab Only

Gold	Sai Refinery	India	Smelter Look-Up List Tab Only

Gold	Universal Precious Metals Refining Zambia	Zambia	Smelter Look-Up List Tab Only

Mineral	Smelter or Refiner Name	SOR Location	Status

Gold	Modeltech Sdn Bhd	Malaysia	Smelter Look-Up List Tab Only

Gold	Bangalore Refinery	India	Smelter Look-Up List Tab Only

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Smelter Look-Up List Tab Only

Gold	Morris and Watson Gold Coast	Belgium	Smelter Look-Up List Tab Only

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Smelter Look-Up List Tab Only

Gold	Pease & Curren	United States	Smelter Look-Up List Tab Only

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant

Gold	Planta Recuperadora de Metales SpA	Chile	Conformant

Gold	Safimet S.p.A	Italy	Conformant

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Smelter Look-Up List Tab Only

Gold	African Gold Refinery	Uganda	Smelter Look-Up List Tab Only

Gold	NH Recytech Company	Korea, Republic of	Smelter Look-Up List Tab Only

Gold	DS PRETECH Co., Ltd.	Korea, Republic of	Smelter Look-Up List Tab Only

Gold	QG Refining, LLC	United States	Smelter Look-Up List Tab Only

Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Smelter Look-Up List Tab Only

Gold	CGR Metalloys Pvt Ltd.	India	Smelter Look-Up List Tab Only

Gold	Sovereign Metals	India	Smelter Look-Up List Tab Only

Gold	Chimet S.p.A.	Italy	Conformant

Gold	Heraeus	Turkey	Smelter Look-Up List Tab Only

Gold	Tianjin Jingruida Flatware Co.,LTD	China	Smelter Look-Up List Tab Only

Gold	UMICORE GAHANOTECHNIK GmbH.	Germany	Smelter Look-Up List Tab Only

Mineral	Smelter or Refiner Name	SOR Location	Status

Gold	SANMENXIA CHAOYANG TECHNOLOGY CO.,LTD	Thailand	Smelter Look-Up List Tab Only

Gold	Namiwa Kin-Eki Co	Japan	Smelter Look-Up List Tab Only

Gold	HONGYANG SURFACE TREATMENT CO. LTD	China	Smelter Look-Up List Tab Only

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant

Tantalum	Exotech Inc.	United States	Conformant

Tantalum	F&X Electro-Materials Ltd.	China	Conformant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Smelter Look-Up List Tab Only

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant

Tantalum	LSM Brasil S.A.	Brazil	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant

Tantalum	Mineracao Taboca S.A.	Brazil	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant

Tantalum	NPM Silmet AS	Estonia	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant

Tantalum	QuantumClean	United States	Conformant

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant

Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant

Tantalum	Telex Metals	United States	Conformant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant

Tantalum	D Block Metals, LLC	United States	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant

Mineral	Smelter or Refiner Name	SOR Location	Status

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant

Tantalum	KEMET Blue Metals	Mexico	Conformant

Tantalum	H.C. Starck Co., Ltd.	China	Smelter Look-Up List Tab Only

Tantalum	H.C. Starck Tantalum and Niobium GmbH	China	Smelter Look-Up List Tab Only

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant

Tantalum	H.C. Starck Inc.	United States	Conformant

Tantalum	H.C. Starck Ltd.	Japan	Smelter Look-Up List Tab Only

Tantalum	Global Advanced Metals Boyertown	United States	Conformant

Tantalum	Global Advanced Metals Aizu	Japan	Conformant

Tantalum	KEMET Blue Powder	United States	Smelter Look-Up List Tab Only

Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant

Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of	Smelter Look-Up List Tab Only

Tin	Alpha	United States	Conformant

Tin	Dowa	Japan	Conformant

Tin	Tianjin Furen Industrial Group CO., Ltd.	China	Smelter Look-Up List Tab Only

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant

Tin	Cookson	United States	Smelter Look-Up List Tab Only

Tin	CV Gita Pesona	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Aries Kencana Sejahtera	Indonesia	Active

Tin	PT Premium Tin Indonesia	Indonesia	Smelter Look-Up List Tab Only

Tin	CV United Smelting	China	Smelter Look-Up List Tab Only

Mineral	Smelter or Refiner Name	SOR Location	Status

Tin	EM Vinto	Bolivia	Conformant

Tin	Estanho de Rondonia S.A.	Brazil	Active

Tin	Fenix Metals	Poland	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant

Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant

Tin	Gejiu Jinye Mineral Company	China	Smelter Look-Up List Tab Only

Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conformant

Tin	China Tin Group Co., Ltd.	China	Conformant

Tin	Luna Smelter, Ltd.	Rwanda	Conformant

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant

Tin	Metallic Resources, Inc.	United States	Conformant

Tin	Mineracao Taboca S.A.	Brazil	Conformant

Tin	Minsur	Peru	Conformant

Tin	Mitsubishi Materials Corporation	Japan	Conformant

Tin	Modeltech Sdn Bhd	Malaysia	Smelter Look-Up List Tab Only

Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant

Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant

Tin	PT Artha Cipta Langgeng	Indonesia	Conformant

Tin	PT Babel Inti Perkasa	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant

Tin	PT Bangka Tin Industry	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Belitung Industri Sejahtera	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Bukit Timah	Indonesia	Active

Tin	PT DS Jaya Abadi	Indonesia	Smelter Look-Up List Tab Only

Mineral	Smelter or Refiner Name	SOR Location	Status

Tin	PT Karimun Mining	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Lautan Harmonis Sejahtera	Indonesia	Active

Tin	PT Mitra Stania Prima	Indonesia	Conformant

Tin	PT Panca Mega Persada	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Prima Timah Utama	Indonesia	Conformant

Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant

Tin	PT Refined Bangka Tin	Indonesia	Conformant

Tin	PT Sariwiguna Binasentosa	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant

Tin	PT Sumber Jaya Indah	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Timah Tbk Kundur	Indonesia	Conformant

Tin	PT Timah Tbk Mentok	Indonesia	Conformant

Tin	PT Tinindo Inter Nusa	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Tommy Utama	Indonesia	Smelter Look-Up List Tab Only

Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant

Tin	Rui Da Hung	Taiwan	Conformant

Tin	Soft Metais Ltda.	Brazil	Conformant

Tin	Thaisarco	Thailand	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Viet Nam	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant

Tin	CV Venus Inti Perkasa	Indonesia	Active

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conformant

Tin	PT Tirus Putra Mandiri	Indonesia	Smelter Look-Up List Tab Only

Tin	Melt Metais e Ligas S.A.	Brazil	Conformant

Mineral	Smelter or Refiner Name	SOR Location	Status

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant

Tin	PT Inti Stania Prima	Indonesia	Smelter Look-Up List Tab Only

Tin	CV Ayi Jaya	Indonesia	Active

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Smelter Look-Up List Tab Only

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Smelter Look-Up List Tab Only

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Smelter Look-Up List Tab Only

Tin	CV Dua Sekawan	China	Smelter Look-Up List Tab Only

Tin	PT Rajehan Ariq	Indonesia	Conformant

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Smelter Look-Up List Tab Only

Tin	Super Ligas	Brazil	Active

Tin	Metallo Belgium N.V.	Belgium	Conformant

Tin	Metallo Spain S.L.U.	Spain	Conformant

Tin	PT Bangka Prima Tin	Indonesia	Smelter Look-Up List Tab Only

Tin	PT Sukses Inti Makmur	Indonesia	Active

Tin	PT Kijang Jaya Mandiri	Indonesia	Smelter Look-Up List Tab Only

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Conformant

Tin	PT Menara Cipta Mulia	Indonesia	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant

Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conformant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant

Tin	PT Bangka Serumpun	Indonesia	Conformant

Tin	Pongpipat Company Limited	Myanmar	Conformant

Mineral	Smelter or Refiner Name	SOR Location	Status

Tin	Tin Technology & Refining	United States	Smelter Look-Up List Tab Only

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Smelter Look-Up List Tab Only

Tin	Ma’anshan Weitai Tin Co., Ltd.	China	Conformant

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant

Tin	Yunnan Tin Company Limited	China	Conformant

Tin	Precious Minerals and Smelting Limited	India	Smelter Look-Up List Tab Only

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Smelter Look-Up List Tab Only

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Active

Tungsten	A.L.M.T. Corp.	Japan	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant

Tungsten	Kennametal Huntsville	United States	Conformant

Tungsten	China Molybdenum Co., Ltd.	China	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Smelter Look-Up List Tab Only

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Smelter Look-Up List Tab Only

Tungsten	Global Tungsten & Powders Corp.	United States	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant

Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant

Tungsten	Kennametal Fallon	United States	Conformant

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant

Mineral	Smelter or Refiner Name	SOR Location	Status

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Smelter Look-Up List Tab Only

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Smelter Look-Up List Tab Only

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant

Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Smelter Look-Up List Tab Only

Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant

Tungsten	Niagara Refining LLC	United States	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Smelter Look-Up List Tab Only

Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant

Tungsten	Unecha Refractory metals plant	Russian Federation	Conformant

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant

Tungsten	ACL Metais Eireli	Brazil	Active

Mineral	Smelter or Refiner Name	SOR Location	Status

Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Conformant

Tungsten	Moliren Ltd.	Russian Federation	Conformant

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Conformant

Tungsten	KGETS Co., Ltd.	Korea, Republic of	Conformant

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant

Tungsten	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Taiwan	Conformant

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	Smelter Look-Up List Tab Only

Tungsten	CP Metals Inc.	United States	Smelter Look-Up List Tab Only

We note the following in connection with the information in the table:

(a)

Not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products. Some Suppliers may have reported smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not include all of the smelters and refiners in our supply chain, since some Suppliers did not identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all Suppliers responded to our inquiries, as discussed above.

(b)	All information in the table is as of April 30, 2021.

(c)

“Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of calendar 2020 and may not continue to be Conformant for any future period.

(d)

“Active” means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.

(e)	“Smelter Look-up List Tab Only” means the smelter or refiner is listed on the Smelter Look-up tab list of the CMRT but is not listed as “Conformant” or “Active.”

(f)	The compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.

(g)	SOR location is the location of the smelter or refiner.

Country of Origin Information

The countries of origin of the newly-mined 3TG processed by the Conformant smelters and refiners listed above may include the countries and locations listed below, as well as possibly other countries and locations.

Argentina	Finland	Mexico	Slovakia

Australia	France	Mongolia	Solomon Islands

Austria	French Guiana	Morocco	Somaliland

Azerbaijan	Georgia	Mozambique	South Africa

Benin	Germany	Myanmar	Spain

Bolivia	Ghana	Namibia	Suriname

Botswana	Guatemala	Netherlands	Swaziland

Brazil	Guinea	New Zealand	Sweden

Burkina Faso	Guyana	Nicaragua	Taiwan

Burundi*	Honduras	Niger	Tajikistan

Canada	India	Nigeria	Tanzania*

Chile	Indonesia	Papua New Guinea	Thailand

China	Ivory Coast	Peru	Turkey

Colombia	Japan	Philippines	Uganda*

Cyprus	Kazakhstan	Portugal	United Kingdom

Democratic Republic of the Congo*	Kenya	Puerto Rico	United States of America

Dominican Republic	Laos	Russia	Uruguay

Ecuador	Liberia	Rwanda*	Uzbekistan

Egypt	Madagascar	Saudi Arabia	Vietnam

Eritrea	Malaysia	Senegal	Zambia*

Ethiopia	Mali	Serbia	Zimbabwe

Fiji	Mauritania	Sierra Leone

*	Represents a Covered Country

In addition, some of the listed Conformant smelters and refiners may have processed 3TG originating from recycled or scrap sources.

For calendar 2020, we were not able to determine the possible countries of origin of the 3TG processed by any of the smelters or refiners listed as “Active” or “On Smelter Look-up Tab List Only.”